Exhibit 23.1

               We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated (a) January 31, 1997, on the consolidated financial statements and schedule of Irvine Apartment Communities, L.P., and (b) November 1, 1997, on the balance sheet of IAC Capital Trust, in the Registration Statement (Form S-11) and related Prospectus of IAC Capital Trust filed on November 4, 1997.

                                                             ERNST & YOUNG LLP


Newport Beach, California
November 3, 1997